CHARTER

OF

THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

DARLING INTERNATIONAL INC.

____________________________

Audit Committee of the Board of Directors

CHARTER

PURPOSE

     The primary purpose of the Audit Committee (the "Committee") is to act on behalf of the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting, control and audit functions, including overseeing the financial reports and Company processes for the management of business/financial risk and for compliance with significant applicable legal, ethical and regulatory requirements.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

     The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

     The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the American Stock Exchange (AMEX).

     Accordingly, all of the members will be directors:

  Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and
  Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

     In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

     The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that Company financial management, as well as the outside auditors, have more time, knowledge and detailed information regarding the Company's financial affairs than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

  The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61 and 90.
  As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61 and 90; this review will occur prior to the Company's filing of the Form 10-Q.
  The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's innternal controls.
  The Committee shall:
    Request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;
    Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and
    Recommend that the Board take appropriate action to oversee the independence of the outside auditor.
  The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

Reporting to Shareholders

     The Committee shall make available to shareholders a summary report on the scope of its activities. This may be identical to the report that appears in the Company's annual report.

____________________________________________________________________